EXHIBIT 10.1

STOCK OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this 12th day of May, 2004 between J.CREW GROUP INC. (the “Company”) and Millard S. Drexler (the “Participant”).

WHEREAS, the Company has adopted and maintains and the shareholders of the Company have approved the J.Crew Group, Inc. 2003 Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.               Grant of Options.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby Grants to the Participant the following NON-QUALIFIED STOCK OPTIONS (collectively, the “Options”):

(a)          Premium Option Tranche 1.  An Option with respect to 836,889 shares of Common Stock of the Company (the “Premium Option Tranche 1”); and

(b)         Premium Option Tranche 2.  An Option with respect to 836,889 shares of Common Stock of the Company (the “Premium Option Tranche 2” and together with the Premium Option Tranche 1, the “Premium Options”).

2.               Grant Date.  The Grant Date of the Options hereby granted is March 26, 2004.

3.               Incorporation of the Plan; Modification of Specific Sections of the Plan.

(a)          Incorporation of the Plan.  Except as otherwise provided herein, all terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  Notwithstanding anything to the contrary in the Plan, if there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern.  Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.  Notwithstanding anything to the contrary in the Plan, the Committee shall interpret the Plan and this Agreement in a manner consistent with the terms of the Plan and this Agreement and such interpretation and determination shall be final and binding on all parties.

(b)         Modification of Sections 5.11 and 5.12 of the Plan.

(i)             Section 5.11.  The last sentence of Section 5.11 of the Plan shall not apply to the Options, unless the Participant provides his prior written consent to such application.

(ii)          Section 5.12.  The last sentence of Section 5.12 of the Plan shall not apply to the Options, unless the Participant provides his prior written consent to such application.  The remaining provisions of Section 5.12 of the Plan shall be applicable to the Options only to the extent that the rights in such Section are being exercised in connection with the exercise of and in accordance with the terms of Sections 5(a) or 5(b) of the Stockholders’ Agreement, dated as of January 24, 2003, between the Company, the Participant and TPG Partners II, L.P. (the “Stockholders’ Agreement”).

4.               Exercise Price.  The exercise price of each share underlying the Options are as follows:

(a)          Premium Option Tranche 1.  $15.00 per share; and

(b)         Premium Option Tranche 2.  $25.00 per share.

5.               Vesting Date.  The Options shall become exercisable as follows:  25% of the shares of Common Stock underlying each Option shall vest on January 27, 2005; 25% of the shares of Common Stock underlying each Option shall vest on January 27, 2006; 25% of the shares of Common Stock underlying each Option shall vest on January 27, 2007; and 25% of the shares of Common Stock underlying each Option shall vest on January 27, 2008; provided that the Service Period (as defined in the

Services Agreement, dated as of January 24, 2003, between the Company, J. Crew Operating Corp., the Participant and Millard S. Drexler, Inc. (the “Services Agreement”)) has not terminated as of each such applicable Vesting Date.  Notwithstanding the foregoing, (i) in the event that the Company terminates the Services without Cause (as each term is defined in the Services Agreement) or the Participant terminates the Services for Good Reason (as defined in the Services Agreement) prior to the consummation of a Change in Control (as defined in the Plan), that portion of each Option that would have become vested and exercisable on the next succeeding Vesting Date shall vest and become immediately exercisable and any remaining portion of each Option that has not become vested and exercisable shall immediately expire and be forfeited, (ii) in the event that, within the two-year period following the consummation of a Change in Control, the Company terminates the Services without Cause or the Participant terminates the Services for Good Reason, all or any portion of each Option that has not yet become exercisable shall vest and become immediately exercisable, or (iii) if the Service Period terminates for any other reason, any portion of each Option which has not become exercisable on the date of termination of the Services shall immediately expire and be forfeited.  For the avoidance of doubt, the last sentence of Section 2(d) of the Plan does not apply to this Agreement.

6.               Expiration Date.  Subject to the provisions of the Plan and this Agreement, with respect to the Options (or any portions thereof) which have not become exercisable, the Options shall expire on the date the Services are terminated for any reason, and with respect to the Options (or any portions thereof) which have become exercisable, the Options shall expire on the earlier of (A) the tenth anniversary of the date of Grant, (B) the commencement of business on the date the Services are terminated for Cause, (C) ninety days after the Services are terminated by the Participant without Good Reason, or (D) the second anniversary of the date the Services are terminated (x) on account of the Participant’s death or Disability,  (y) by the Company without Cause, or (z) by the Participant for Good Reason.

7.               Right to Quarterly Reports.  Following a termination of the Participant’s Employment, as soon as reasonably practicable following its receipt of a written request from the Participant, the Company shall provide the Participant with a quarterly valuation of the Fair Market Value per share of Common Stock.

8.               Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9.               Limitation on Transfer.  During the lifetime of the Participant, the Options shall be exercisable only by the Participant and a Permitted Transferee under this Section 9.  The Options shall not be Transferred otherwise than in accordance with the terms and conditions of Section 5.6 of the Plan and Sections 5(a) or 5(b) of the Stockholders’ Agreement.  In the event of any such Transfer, such trust or custodianship or transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan.  All shares of Common Stock obtained pursuant to the Options granted herein shall not be Transferred except as provided in the Plan and, where applicable, the Stockholders’ Agreement.  In the event of any purported Transfer of any portion of the Options in violation of the provisions of the Plan and this Agreement, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

10.         Integration.  This Agreement, the Plan and the Stockholders’ Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, in the Plan, the Services Agreement and the Stockholders’ Agreement.  This Agreement, the Plan, the Services Agreement and the Stockholders’ Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.

11.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of NEW YORK, without regard to the provisions governing conflict of laws.

13.         Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.

J.CREW GROUP INC.

/s/ Amanda Bokman
By: Amanda Bokman
Title:Chief Financial Officer

/s/ Millard S. Drexler
Millard S. Drexler